NEWS RELEASE                          CONTACT:
DECEMBER 16, 1997                     MATRIX SERVICE COMPANY
MATRIX SERVICE COMPANY                C. WILLIAM LEE
(NASDAQ: MTRX)                        VICE PRESIDENT - FINANCE
10701 E. UTE STREET                   (918) 838-8822
TULSA, OK 74116

                          ITEQ TO ACQUIRE MATRIX

         - - Combined Companies Annual Revenue will Exceed $550 Million

TULSA, OKLAHOMA December 16, 1997 - - ITEQ, Inc. (NASDAQ:ITEQ) and Matrix (NASDAQ:MTRX) announced today that the companies have entered into an agreement whereby ITEQ will acquire Matrix.

In separate meetings today, the boards of directors of both ITEQ and Matrix approved entering into the purchase agreement. The shareholders of Matrix will be able to tender a Matrix share for either $10 in cash or .83 of one ITEQ share, subject to the cash portion of the purchase not exceeding 50% nor being less than 30% of the total consideration. In conjunction with the merger, ITEQ's board of directors will be expanded from nine to ten persons with the addition of one member designated by Matrix. The acquisition is subject to shareholder and regulatory approval and the absence of any dissenters. The transaction is expected to close by March, 1998.

Matrix Service Company is a leading domestic supplier of above ground storage tanks (AST's), after-market tank products and specialized maintenance services. Matrix's customer base includes refineries, chemical plants, terminal facilities, power generation, waste water plants, municipal water storage, refrigerated liquefied gas storage, thermal energy storage, industrial users of pressurized spheres, fertilizer storage, grain storage and food processing. Matrix has grown rapidly since 1991 through a combination of internal growth and acquisitions with a present revenue run rate of in excess of $200 million annually.

Mark Johnson, Chairman and Chief Executive Officer of ITEQ, stated "The addition of Matrix will make ITEQ the market leader in the tank maintenance and repair market. By way of the acquisition, ITEQ will enter the elevated water tank maintenance and repair market. By way of the acquisition, ITEQ will enter the elevated water tank market where future growth prospects are excellent through funding available under the recently enacted Safe Drinking Water Act. Not only are there cross-selling opportunities with ITEQ's Storage Systems Group but Matrix will complement our Process Equipment Group as well. In particular, Matrix's Colt subsidiary will provide ITEQ's Ohmstede and Exell operations with significantly expanded heat exchanger field service capabilities. The acquisition should be immediately accretive to earnings. Finally, the combined companies will be significantly more efficient operation with annual pre-tax cost savings expected to exceed $3 million."

Doyl West, Matrix's President and Chief Executive Officer, said "ITEQ and Matrix are clearly the leaders in our industry in forming strategic alliances with both customers and suppliers. The combination of ITEQ and Matrix will create the preeminent company in our industry with the broadest array of products and services. Major domestic and multinational customers can look to our one company to provide the professional strength, products and field capabilities to meet their requirements."

ITEQ, Inc. is a rapidly growing provider of manufactured equipment, engineered systems and services used in the processing, treatment, storage and movement of gases and liquids. The company operates worldwide providing products and services to a broad base of industrial customers.

                                     # # #

This press release contains forward-looking statements within the meaning of the Private Securities Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in ITEQ's Annual Quarterly Reports filed with the Securities and Exchange Commission, include changes in market conditions in the industries in which the company operates. Should one or more of these risks of uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.